UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 9, 2014

 CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On July 9, 2014, Cincinnati Bell Inc. (the “Company”) delivered a notice to The Bank of New York Mellon, as trustee (the “Trustee”) under the Indenture dated as of March 15, 2010 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and the Trustee, governing the Company’s 8¾% Senior Subordinated Notes due 2018 (the “Notes”), notifying the Trustee of its election to redeem (the “Redemption”) on August 8, 2014 (the “Redemption Date”) a portion of the outstanding Notes equal to an aggregate principal amount of $325,000,000, at a redemption price of 104.375% of the principal amount of the Notes to be redeemed together with accrued and unpaid interest on such Notes to the Redemption Date and instructing the Trustee to provide notice of the Redemption to holders of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: July 9, 2014	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel and Secretary